EXHIBIT 10.21


                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (the "Agreement") dated September 4, 2001, between FLEMINGTON PHARMACEUTICAL CORPORATION, a New Jersey corporation (the "Corporation"), 31 State Route 12 West, Flemington, New Jersey 08822 and ROBERT
C.  GALLER, 17260 Gulf Pine Circle, Wellington, Florida 33414 (the "Executive").

                              W I T N E S S E T H
                          ----------------------------


     WHEREAS, the Corporation desires to employ Executive as the Corporation's Vice President - Corporate Development to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

     WHEREAS, Executive desires to be employed by the Corporation under the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

     1.     EMPLOYMENT,  DUTIES  AND  ACCEPTANCE.

          1.1 SERVICES. During employment hereunder, Executive shall be Vice President - Corporate Development of the Corporation, shall have the powers and duties normally held by a corporate officer holding such a position and shall report directly to the President of the Corporation. Executive shall devote Executive's business time, attention, knowledge and skills faithfully, diligently and to the best of Executive's ability in furtherance of the business and activities of the Corporation (the "Services"). The principal place of performance by Executive of services hereunder shall be agreed upon between Executive and the Corporation's President.

          1.2 ACCEPTANCE. Executive hereby accepts such employment and agrees to render the Services.

     2.     TERM  OF  EMPLOYMENT.

          2.1 TERM. The Executive's employment under this Agreement (the "Term") shall begin as of the Effective Date (as hereinafter defined) and shall continue for a term of one (1) year, unless sooner terminated pursuant to Sections 5 or 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 10 hereof and survive the expiration or termination hereof.

          2.2 EFFECTIVE DATE. The effective date of this Agreement (the "Effective Date") shall be September 4, 2001.


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     2.3  EXTENSION  OF  TERM.  If,  as  a  result  of  Executive's efforts, the
Corporation successfully raises additional capital, through either a public or private placement of the Corporation's common stock, in the amount of $2,500,000 within one year of the Effective Date, the Term of this Agreement shall be extended by one year beyond the time it originally would have ended; if the amount of such capital raised in such manner is $5,000,000 within two years of the Effective Date, the Term of this Agreement shall be extended by two years beyond the time it originally would have ended.

     3.     BASE  SALARY  AND  EXPENSE  REIMBURSEMENT.

          3.1 BASE SALARY. The Corporation shall pay Executive a salary (the "Base Salary") at the rate of $120,000 per year. Payment shall be made monthly, on the last day of each calendar month.

          3.1.1 INCREASE OF BASE SALARY. If, while this Agreement is in effect, as a result of Executive's efforts, the Corporation successfully raises additional capital, through either a public or private placement of the Corporation's common stock, in the amount of $5,000,000, Executive's Base Salary shall be increased to $180,000 per year, effective the first day of the first month following the closing of such capital raise.


          3.2 EXPENSE REIMBURSEMENT. All travel and other expenses reasonably incurred by Executive incidental to the rendering of Services to the Corporation hereunder shall be paid by the Corporation or reimbursed to Executive upon receipt and approval of expense reports on Corporation forms supported by appropriate documentation. From time to time, Executive shall submit, and obtain approval for, proposed expense budgets. All unbudgeted expenses in excess of $500.00 (individually, or collectively if in connection with a single, related subject or project within a given month) shall require advance approval.

          3.3 BONUSES. In addition, Executive shall be entitled to such other cash bonuses and other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded by the Board in connection with Executive's employment.


     4.     STOCK  OPTIONS.

          4.1 In connection with this Agreement, the Corporation hereby grants the Executive stock options (outside of the Corporation's stock option plans) to purchase 350,000 shares of the Corporation's common stock, at an exercise price of $0.75 per share, (the "Nonplan Options"). The Nonplan Options shall vest in, and become exercisable by, the Executive as follows: (a) 87,500 Options on execution hereof; (b) 87,500 Options on December 5, 2001; (c) 87,500 Options on March 5, 2002; and, (d) 87,500 Options on June 5, 2001. The Nonplan Options may be exercised by the Executive at any time, following vesting, during the ten (10) years following the date of grant, provided the Executive is an employee of the Corporation at the time of exercise. Notwithstanding anything contained herein to the contrary, the terms and conditions set forth in the Nonplan Options document shall control the terms and conditions on which the Nonplan Options shall vest, continue in force and may be exercised.

          4.2 If, as a result of Executive's efforts, the Corporation successfully raises additional capital, through either a public or private placement of the Corporation's common stock, in the amount of $2,500,000 within one year of the Effective Date, or $5,000,000 within two years of the Effective Date, the Corporation shall grant Executive an additional 350,000 fully vested Nonplan Options having an exercise price of $0.75 per share. Notwithstanding anything contained herein to the contrary, the terms and conditions set forth in the Nonplan Options document shall control the terms and conditions on which the Nonplan Options shall vest, continue in force and may be exercised.

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     5.     SEVERANCE.

          5.1 TERMINATION FOR GOOD REASON. If Executive's employment hereunder shall be terminated for Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Executive shall be entitled to receive from the Corporation any unpaid accrued Base Salary earned through the date of termination.

          5.2 EXECUTIVE'S TERMINATION WITHOUT GOOD REASON. If the Executive terminates employment without Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Executive shall be entitled to receive from the Corporation payment of any unpaid accrued Base Salary earned through the date of termination. All other obligations of the Corporation hereunder shall terminate on the date of termination and the Executive's termination without Good Reason shall act as a waiver of all claims to compensation which might otherwise have accrued after the date of termination.

          5.3 CORPORATION'S RIGHT TO TERMINATE EARLY. Notwithstanding anything contained in this Agreement to the contrary, the Corporation shall have the right to terminate Executive's employment at any time after December 4, 2001 for any reason or for no reason. In such case, Executive shall be entitled to receive from the Corporation any unpaid accrued Base Salary earned through the date of termination.

     6.     ADDITIONAL  BENEFITS.

     During Executive's employment, the Corporation shall cause Executive to be covered by all the Corporation's employee benefit plans, in effect from time to time, for which Executive is eligible, including without limitation, any retirement plan or group insurance. The Corporation does not presently have any group life insurance or group long-term disability insurance program; however, the Corporation is in the process of exploring the implementation of such programs. Upon implementation, it is the Corporation's present expectation that the Executive will be covered by group life insurance in an amount equal to at least one year's Base Salary and group long-term disability insurance.

     7.     VACATION.

     Executive shall be entitled to such holidays as are in effect for all of the Corporation's employees, and to sick leave in accordance with Corporation policy as in effect from time to time. In addition, Executive shall be entitled to four weeks vacation days (twenty business days) per year. It is not anticipated that the Executive will use any vacation days during the remainder of the 2001 calendar year. The timing of the taking of vacation is left to the discretion of Executive, provided the same is not inconsistent with the reasonable business requirements of the Corporation. Vacation days not used by Executive during a given year may be accumulated and carried forward to future years.

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     8.     INDEMNIFICATION.

     As provided in the Corporation's By-Laws, Certificate of Incorporation and Directors and Officers insurance policy, and only to the extent provided therein, the Corporation shall indemnify Executive and hold Executive harmless against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding to which Executive is a named party, or (b) any claim asserted or threatened against Executive, provided, in either case, the matter has arisen because of or in connection with Executive's being or having been an employee or officer of the Corporation, whether or not he continues to be such at the time the expenses indemnified against are incurred, except insofar as (a) such indemnification may be prohibited by law, (b) the expenses were incurred in connection with a matter where the Corporation is or was in an adversarial position to Executive and the Corporation prevailed against Executive in such matter (this exclusion is not intended by the parties to encompass a situation where the "adversarial" position of the Corporation results from the litigation being characterized as a shareholder's derivative action), or (c) the expenses were incurred in connection with a matter arising out a material breach by Executive of this Agreement or of Executive's obligations to the Corporation (mere poor performance by the Executive of the responsibilities of his position would not be considered a "material breach" for the purposes of this exclusion).

     9.     TERMINATION.

          9.1 DEATH. If Executive dies during the Term of this Agreement, Executive's employment hereunder shall terminate upon his death and all obligations of the Corporation hereunder shall terminate on such date, except that Executive's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued Base Salary through the date of his death.

          9.2 DISABILITY. If Executive shall be unable to perform a significant part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation and such inability lasts for a period of at least 90 consecutive days by reason of Executive's physical or mental disability, whether by reason of injury, illness or similar cause, Executive shall be deemed disabled, and the Corporation any time thereafter may terminate Executive's employment hereunder by reason of the disability. During such 90 day period, the Base Salary and other benefits payable to Executive hereunder shall not be suspended or diminished, except to the extent equivalent to the extent of any Corporation-provided disability insurance in effect. Upon delivery to Executive of notice to terminate, all obligations of the Corporation hereunder shall terminate, except that Executive shall be entitled to payment of any unpaid accrued Base Salary through the date of termination. The obligations of Executive under Section 10 hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 9.2.

          9.3 TERMINATION FOR CAUSE. The Corporation may at any time during the Term, with 10 days prior written notice, terminate this Agreement and discharge Executive for Cause, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Executive shall terminate on the date of such discharge. As used herein the term "Cause" shall be deemed to mean and include: (i) a material breach by Executive of this Agreement including without limitation a breach by Executive

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
of the obligations set forth in Section 10 hereof; (ii) excessive absenteeism, alcoholism or drug abuse; (iii) substantial neglect or inattention by Executive of or to his duties hereunder; (iv) willful violation of specific and lawful written or oral direction from the President or Board of Directors of the Corporation provided such direction is not inconsistent with the Executive's duties and responsibilities; or (v) fraud, criminal conduct or embezzlement. The following shall be deemed a material breach for the purposes of Subsection
(i) hereof: (a) the Executive's conviction for, or a plea of nolo contendere to, a felony or a crime involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (b) willful misconduct as an employee of the Corporation; or (c) willful or reckless disregard of his responsibilities under this Agreement. The obligations of the Executive under Section 10 shall continue notwithstanding termination of the Executive's employment pursuant to this Section 9.3.

          9.4 TERMINATION BY EXECUTIVE. The Executive shall have the right to terminate this Agreement for Good Reason, as hereinafter defined. Good Reason shall mean any of the following: (i) the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices as described herein; (ii) any material reduction by the Corporation of the Executive's duties and responsibilities; or (iii) any reduction by the Corporation of the Executive's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all employees of the Corporation, including the Executive, shall not be deemed a reduction of the Executive's compensation package for purposes of this definition).

     10.     CONFIDENTIALITY;  NON-COMPETITION.

          10.1 CONFIDENTIALITY. The Corporation and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary, and, as a result of Executive's employment hereunder, Executive will be in possession of confidential information and trade secrets relating to the business and affairs of both the Corporation and its clients. Executive agrees that Executive will not, other than in the ordinary course of business and subject to receipt of an appropriate Confidentiality Agreement, during or after any term of employment, directly or indirectly use or disclose to any person, firm or corporation any confidential information regarding the clients, customers, business practices, products, research programs of the Corporation or its clients acquired by Executive during Executive's employment, unless Executive has obtained the Corporation's advance written consent specifically authorizing Executive's disclosure or use thereof.

          10.2 NON-COMPETITION. Executive agrees that, for a period beginning with the Effective Date of this Agreement and ending twelve months after the date of termination of employment by the Company, Executive will not, either individually or in conjunction with any person, firm, association, syndicate, company or corporation, directly or indirectly (as principal, agent, employee, director, officer, shareholder, partner, independent contractor, individual proprietor, or as an investor who has made advances, loans or contributions to capital, or in any other manner whatsoever) compete with company in the business then conducted by the Corporation. Executive also agrees that, during such period, Executive will not solicit or encourage any persons who, during such period, were employees of Company to (i) terminate such persons' employment with Company; or (ii) become affiliated with any person, firm, association, syndicate, company or corporation which is in a business similar to that of the Company and in which Executive, either directly or indirectly, has an interest.

     10.3 ANTI-RAIDING. Executive agrees that during the term of his employment hereunder, and, thereafter for a period of one (1) year, Executive

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will  not,  as  principal,  agent,  employee,  employer, consultant, director or partner of any person, firm, corporation or business entity other that the Corporation, or in any individual or representative capacity whatsoever, directly or indirectly, without the prior express written consent of the Corporation approach, counsel or attempt to induce any person who is then in the employ of the Corporation to leave the employ of the Corporation or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of the Corporation.

          10.4 INJUNCTION. Executive acknowledges and agrees that, because of the special nature of his services, any breach or threatened breach of any of the above provisions of this Section 10 hereof will cause the Corporation irreparable injury and incalculable harm and, therefore, the Corporation will have "no adequate remedies at law". Executive, therefore, agrees in advance that Corporation shall be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. The Executive agrees that in such action, if the Corporation makes a prima facie showing that Executive has violated or apparently intends to violate any of the provisions of this Section 10, the Corporation need not prove either damage or irreparable injury in order to obtain injunctive relief. The Corporation and Executive agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situated in New Jersey and each of the parties hereto agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

          10.5 NO INDEMNIFICATION. The provisions of Section 8, above, do not apply to any expenses incurred by Executive in defending against any claim made pursuant to this Section 10.

          10.6 SEVERABILITY. If any provision contained within this Section 10 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then such restriction shall be enforced to the maximum extent permitted by law, and Executive agrees that such extent, duration or scope may be modified in any proceeding brought to enforce such restriction.

     11. ARBITRATION. Except with respect to any proceeding brought under Section 10 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in the State of New Jersey pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by the Corporation, one representative selected by the Executive and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be begun within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Corporation or the Executive fail to appoint an arbitrator as required by this Section 11 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Employment Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such


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decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

     12.     NOTICES.

     All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, telecopy or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith. Copies of all notices shall be sent to Robert F.
Schaul,  Esq.,  57  Dutch  Lane,  Ringoes,  New  Jersey  08551.

     13.     GENERAL.

          13.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

          13.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          13.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          13.4 SEVERABILITY. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

          13.5 WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

          13.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          13.7 ASSIGNABILITY. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. The Corporation, however, may assign its rights, together with its obligations, hereunder to any of its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.


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          13.8     AMENDMENT.  This  Agreement  may  be  amended,  modified,
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




ATTEST:                                         FLEMINGTON  PHARMACEUTICAL
                                                CORPORATION.



By:/s/  Robert  F.  Schaul                       By:/s/  Harry  A.  Dugger III
    -----------------------                         --------------------------
    Robert  F.  Schaul, Secretary                   Harry A. Dugger III, Ph.D.
                                                    President


WITNESS:

/s/  Robert  F.  Schaul                            /s/  Robert  C. Galler
   -----------------------                           ---------------------
                                                        Robert  C.  Galler



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